Exhibit 10.2
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made effective as of August 7, 1998, by and between LAB HOLDINGS, INC., a Missouri corporation (the "Company"), and Steven K. Fitzwater (the "Executive").

         WHEREAS, the Company desires to employ the Executive as Executive Vice President, Chief Operating and Financial Officer and Secretary of the Company; and

         WHEREAS, the Executive desires to be employed on the terms and subject to the conditions hereinafter stated.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Employment Agreement, the parties hereby agree as follows:

                                    SECTION 1
                          POSITION AND RESPONSIBILITIES

         During the Term of this Employment Agreement, the Executive shall perform such duties for such compensation and subject to such terms and conditions as are hereinafter set forth.

                                    SECTION 2
                                 TERM AND DUTIES

         2.1 Term; Extension. The term of this Employment Agreement (the "Term of this Employment Agreement") will commence as of the date hereof and shall continue until the third anniversary of such date; provided that the Term of this Employment Agreement shall be automatically extended for successive one year periods on each anniversary of this Agreement unless notice of non-extension is given by either party to the other prior to such anniversary. If such notice is given, the Term of this Employment Agreement shall not thereafter be automatically extended on succeeding anniversaries of this agreement. Termination of the Executive's employment pursuant to this Employment Agreement, other than upon expiration of the Term of this Employment Agreement, shall be governed by Sections 4 and 5.

         2.2 Duties. The Executive shall devote full time, attention and efforts during normal business hours to the Company's affairs, but the Company and Executive agree that if Executive's position and responsibilities with the Company do not require Executive's full time and attention, then Executive is entitled to pursue other employment opportunities simultaneously with his duties hereunder. The Executive shall have such duties and responsibilities as are assigned to him from time to time by the Board of Directors and or the President. As of the effective date of this Employment Agreement, the Executive shall have senior management authority and responsibility with respect to the long term management of the Company, consistent with directions from the President and or the Board of Directors.

     2.3 Location. The duties of the Executive shall be performed at such locations and places

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as may be directed by the Board of Directors.

                                    SECTION 3
                            COMPENSATION AND BENEFITS

         3.1 Base Compensation. The Company shall pay the Executive a base salary ("Base Salary") of $100,000 per annum, subject to applicable withholdings. Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than once each month. The Base Salary shall be reviewed annually and shall be subject to increase or decrease according to the policies and practices adopted by the Board of Directors from time to time; provided, however, that in no event shall the Base Salary for any year be decreased by more than five percent (5%) from the immediately preceding year's Base Salary as a result of any such annual review.

         3.2 Additional Benefits. The Executive will be entitled to participate in all employee benefit plans or programs and receive all benefits and perquisites to which any salaried employees are eligible under any existing or future plans or programs established by the Company for salaried employees. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. Nothing in this Agreement will preclude the Company from amending or terminating any of the plans or programs applicable to salaried employees or senior executives. The Executive will be entitled to an annual paid vacation as established by the Board of Directors.

         3.3 Business Expenses. The Company will reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Employment Agreement.

         3.4 Withholding. The Company may directly or indirectly withhold from any payments under this Employment Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

                                    SECTION 4
            DEATH BENEFIT; DISABILITY COMPENSATION; KEY MAN INSURANCE

         4.1 Payment in Event of Death. In the event of the death of the Executive during the Term of this Employment Agreement, the Company's obligation to make payments under this Employment Agreement shall cease as of the date of death, except for earned but unpaid Base Salary.

         4.2 Disability Compensation. Notwithstanding the disability of the Executive, the Company will continue to pay the Executive during the Term of this Employment Agreement, according to the compensation provisions of this Employment Agreement. In the event the disability continues for a period of three (3) months, the Company may thereafter terminate this Employment Agreement and the Executive's employment as of the end of said period. Following such

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termination,  the Company will pay the  Executive  amounts  equal to his regular installments of Base Salary, as of the time of termination,  for a period of six
(6) months.

         4.3 Responsibilities in the Event of Disability. During the period the Executive is receiving payments following his disability and as long as he is physically and mentally able to do so, the Executive will furnish information and assistance to the Company and from time to time will make himself available to the Company to undertake assignments consistent with his position or prior position with the Company and his physical and mental health. If the Company fails to make a payment or provide a benefit required as part of this Employment Agreement, the Executive's obligation to provide information and assistance will end.

         4.4 Definition of Disability. The term "disability" will have such meaning as is determined in the reasonable discretion of the Board of Directors.

         4.5 Key-Man Life Insurance. Upon request by the Company, the Executive agrees to cooperate with the Company in obtaining "key man" life insurance on the life of the Executive, with death benefits payable to the Company. Such cooperation shall include the submission by the Executive to a medical examination and his response to inquiries regarding his medical history.

         4.6 Advancement of Expenses In Connection With Any Proceedings. In addition to any indemnification provided to Executive by law, the Articles of Incorporation of the Company, its bylaws or any contract, the Company agrees that expenses (including attorneys' fees and expenses) incurred by the Executive in connection with any claim or proceeding with respect to which Executive may be entitled to indemnity shall be paid by the Company in advance upon the written request of the Executive, if Executive shall provide the Company with an unsecured written undertaking to repay such amount if it shall ultimately be determined by a final adjudication of a court of competent jurisdiction that the Executive is not entitled to indemnification.

                                    SECTION 5
                            TERMINATION OF EMPLOYMENT

         Notwithstanding anything herein to the contrary, this Employment Agreement and the Executive's employment with the Company may be terminated under the circumstances and subject to the terms and provisions of this Section 5.

         5.1 Termination Without Cause. If the Executive suffers a Termination Without Cause (hereinafter defined), the Company will continue to pay the Executive amounts equal to his Base Salary, as in effect at the time of the Termination Without Cause, for the remaining Term of this Employment Agreement, but in no event shall such payments continue for a period of more than two years following such termination. For the remaining Term of this Employment Agreement, the Company shall reimburse the Executive for the cost of the Executive's health insurance as in effect at the date of termination. The exercisability of stock options granted to the Executive shall be governed by any applicable stock option agreements and the terms of the respective stock option

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plans.

         5.2 Termination With Cause; Voluntary Termination. If the Executive suffers a Termination with Cause or the Executive voluntarily terminates his employment with the Company (a "Voluntary Termination"), then, the Company will not be obligated to pay the Executive any amounts of compensation or benefits following the date of termination. However, earned but unpaid Base Salary through the date of termination will be paid in a lump sum at such time. A Voluntary Termination shall not be deemed to include a resignation tendered at the request of the Board or following or in connection with a Change In Control.

         5.3 Definitions. For purposes of this Employment Agreement, the following terms have the following meanings:

                  (a) A "Change in Control" shall be deemed to have occurred upon the occurrence of any of the events specified in Sections 6.8, 6.9 or 6.10 of the Lab Holdings, Inc. 1997 Directors' Stock Option Plan or upon consummation of a merger or consolidation involving the Company, if by the terms of the agreement of merger or consolidation or other contemporaneous related document the Executive's term as an officer of the Company is not to continue after the consummation of the merger or consolidation or is limited in time to a period following such merger or consolidation which does not extend at least until the end of the Term of This Agreement.

                  (b) "Termination With Cause" means termination of the Executive's employment by the Company, acting in good faith, by written notice to the Executive specifying the event relied upon for such termination, either
(i) due to the Executive's serious, willful misconduct with respect to his duties under this Employment Agreement or (ii) due to an act or omission for which the Executive's is convicted of a felony, the Executive's perpetration of a fraud, embezzlement or other act of dishonesty or the Executive's breach of a trust or fiduciary duty, and if any such act or omission materially adversely affects the Company or its shareholders or (iii) due to activities by the Executive in Executive's other employment or business which materially conflict with the Company's business.

                  (c) "Termination Without Cause" means termination of the Executive's employment with the Company other than due to the Executive's death or disability, Voluntary Termination or Termination With Cause.

                                    SECTION 6
           OTHER DUTIES OF THE EXECUTIVE DURING AND AFTER THE TERM OF
                            THIS EMPLOYMENT AGREEMENT

         6.1 Additional Information. The Executive will, upon reasonable notice, during or after the Term of this Employment Agreement, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal

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actions  in which the  Company  is or may become a party.  The  Executive  shall receive  reasonable  compensation  for the time expended by him pursuant to this
Section 6.1.

         6.2 Confidentiality. The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Executive's duties under this Employment Agreement. The Executive will not during the Term of this Employment Agreement or thereafter, except to the extent reasonably necessary in the performance of his duties under this Agreement, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company except as required by law. The Executive will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Executive will also use his best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company whether made by the Executive or otherwise coming into his possession are confidential and will remain the property of the Company.

         6.3      Noncompetition.

                  (a) During the Term of Employment. The Executive will not Compete with the Company at any time while he is employed by the Company or receiving payments from the Company.

                  (b) Voluntary Termination; Termination With Cause. In the event of a Voluntary Termination or a Termination With Cause, the Executive will not Compete (hereinafter defined) with the Company for a period consisting of the remaining Term of this Employment Agreement plus one (1) year.

                  (c) Termination Without Cause; Non-Extension of the Term. In the event of a Termination Without Cause or in the event the Company gives notice under Section 2.1 that the Term of this Employment Agreement will not be automatically extended, the Executive will not Compete with the Company for the then remaining Term of this Employment Agreement.

                  (d) Definition of "Compete" with the Company. For the purposes of this Section 6, the term "Compete with the Company" means action by the Executive, direct or indirect, for his own account or for the account of others, either as an officer, director, stockholder, owner, partner, member, promoter, employee, consultant, advisor, agent, manager, creditor or in any other capacity, resulting in the Executive having any pecuniary interest, legal or equitable ownership, or other financial or non-financial interest in, or employment, association or affiliation with, any corporation, business trust, partnership, limited liability company, proprietorship or other business or professional enterprise that engages in a business substantially similar to or in competition with any business engaged in by the Company or in which the Company has an equity interest exceeding

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5%.

                  (e) Reasonableness of Scope and Duration; Remedies. The Executive acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope. The Executive acknowledges that his breach or threatened or attempted breach of any provision of Section 6 would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of Section 6 without being required to prove damages or furnish any bond or other security.

                                    SECTION 7
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

         Nothing in this Employment Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or organization which assumes this Employment Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets, the term "the Company" as used herein will mean or include the other corporation or
organization  and,  unless  terminated  as  herein  provided,   this  Employment
Agreement shall continue in full force and effect. This Section 7 is not intended to modify or limit the rights of the Executive hereunder.


                                    SECTI0N 8
                                  MISCELLANEOUS

         8.1 Entire Agreement. This Employment Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter and supersedes any prior employment or severance agreements between the Company and its affiliates, and the Executive.

         8.2 Amendment; Waiver. This Employment Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Employment Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

         8.3 Severability; Modification of Covenant. Should any part of this Employment Agreement be declared invalid for any reason, such invalidity shall not affect the validity of any remaining portion hereof and such remaining portion shall continue in full force and effect as if this Employment Agreement had been originally executed without including the invalid part. Should any covenant of this Employment Agreement be unenforceable because of its geographic scope or term, its geographic scope or term shall be modified to such extent as may be necessary to render such covenant enforceable.


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         8.4 Effect of Captions.  Titles and  captions in no way define,  limit, extend or describe the scope of this Employment Agreement nor the intent of any provision thereof.

         8.5 Counterpart Execution. This Employment Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.6 Governing Law; Arbitration. This Employment Agreement has been executed and delivered in the State of Missouri and its validity, interpretation, performance and enforcement shall be governed by the laws of that state. Any dispute among the parties hereto shall be settled by arbitration in the Kansas City, Missouri area, in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. All provisions hereof are for the protection and are intended to be for the benefit of the parties hereto and enforceable directly by and binding upon each party. Each party hereto agrees that the remedy at law of the other for any actual or threatened breach of this Employment Agreement would be inadequate and that the other party shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or orders as may be decided by a court of competent jurisdiction in addition to any damages which the complaining party may be legally entitled to recover together with reasonable expenses of litigation, including attorney's fees incurred in connection therewith, as may be approved by such court.

         8.7 Certain Expenses. The Company agrees to indemnify and hold harmless the Executive from and against any cost or expense, including Executive's reasonable attorney's fees and expenses, incurred in connection with any claim made or proceeding brought by Executive to enforce the provisions of Sections 3, 4 or 5 of this agreement. The Executive agrees to indemnify and hold harmless the Company from and against any cost or expense, including Executive's reasonable attorney's fees and expenses, incurred in connection with any claim made or proceeding brought by Executive to enforce any provision of Section 6 of this agreement.

         8.8 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:

                           (1) If to the Company, at 5000 West 95th Street, Suite 260, Shawnee Mission, Kansas 66207,
                                    Attention:   Chairman  of  the  Compensation
                                    Committee, or at such other address as may have been furnished to the Executive by the Company in writing; or

                           (2) If to the Executive, at [address omitted for EDGAR document], or such other address as may have been furnished to the Company by the Executive in writing.

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     8.9 Binding Agreements.  This Employment  Agreement shall be binding on the parties' successors, heirs and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.

                                  LAB HOLDINGS, INC.

                                  By:  s/John H. Robinson, Jr.
                                    Chairman of the Compensation Committee


                                  EXECUTIVE:


                                     s/Steven K. Fitzwater
                                  Steven K. Fitzwater


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